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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  -------------


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 or 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




                                 January 4, 2002
                                 ---------------
                Date of Report (date of earliest event reported)


                             Euronet Worldwide, Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


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

Delaware                                                                                        04-2806888
-------------------------------------            ----------------------                      ----------------
(State or other jurisdiction                         (Commission                               (IRS Employer
of incorporation)                                     File Number)                              ID Number)



4601 College Boulevard
Leawood, Kansas                                                                                     66211
(Address of principal executive offices)                                                       (Zip Code)


Registrant's Telephone Number, including area code:                                        (913) 327-4200
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                                      N/A
 ------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On January 4, 2002, Euronet Worldwide, Inc. ("Euronet Worldwide") concluded two agreements with ALLTEL Information Services, Inc. ("AIS"), a wholly owned subsidiary of ALLTEL Corporation.

The first agreement was an Asset Purchase Agreement whereby EFT Network Services, LLC, an Arkansas limited liability company ("EFT") sold substantially all of its assets to AIS for $6,792,592, in cash, subject to a working capital adjustment. Of this amount, $650,000 is being held in escrow under the terms of a separate escrow agreement to provide for the payment of any damages that might arise from any breach of the representations and warranties contained in the Asset Purchase Agreement and certain post-closing adjustments. EFT is a wholly-owned subsidiary of Euronet USA, Inc., an Arkansas corporation ("Euronet USA") which is in turn a wholly-owned subsidiary of Euronet Worldwide, a Delaware corporation. EFT, Euronet USA and AIS are parties to the Asset Purchase Agreement.

The second agreement was a Software License Agreement (the "License Agreement") whereby Euronet USA granted AIS a nonexclusive license to use, distribute and develop versions 1.5 and 2.2 of Euronet USA's GoldNet ITM ATM Network Processing Software ("GoldNet Software"). The License Agreement includes certain territorial and other restrictions on the use and distribution of the GoldNet Software by AIS. The restrictions apply for five years and strictly limit the use and distribution of the software in Euronet's principal markets in Europe/Middle East/Africa and Asia but permit broad use and distribution in the U.S., Canada and South America. Under the terms of the License Agreement, AIS has agreed to pay license fees of $5 million, with 50% of the fees being payable upon execution of the License Agreement, 40% upon AIS's acceptance of version
2.2 of the GoldNet Software, and the remaining 10% twelve months from the date of the License Agreement, subject to completion of certain maintenance and support services. The License Agreement does not restrict the ability of Euronet USA to continue to sell its GoldNet Software, except that Euronet USA may not sell to former EFT customers or new AIS network processing customers. GoldNet Software is the most popular ATM network processing software for the IBM AS/400 platform.

Euronet Worldwide is a leading provider of secure electronic financial transaction solutions and provides financial payment middleware, financial network gateways, outsourcing, and consulting services to financial institutions, retailers and mobile phone operators. Euronet Worldwide operates an independent automated teller machine ("ATM") network of over 3000 ATMs in Europe and the United States. Through Euronet USA, the Euronet Worldwide offers a suite of integrated software solutions for electronic payment and transaction delivery systems.

The foregoing summary is qualified in its entirety by reference to the copy of the Asset Purchase Agreement, the License Agreement and the Escrow Agreement attached as Exhibits 2.1, 99.1 and 99.2, respectively to this Form 8-K.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

During the fourth quarter 2001, Euronet Worldwide completed exchanges of an aggregate of DEM 14,100,000 face value of its 12 3/8% DM denominated Senior Discount Notes (together with warrants to purchase 14,805 shares of its stock) and US$2,095,000 face value of its US denominated 12 3/8% Senior Discount Notes, for a total of 495,400 shares of its common stock. These transactions were exempt from registration under Section 3(a)9 of the U.S. Securities Act of 1933.

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ITEM 7.  EXHIBITS


Exhibit 2.1: Asset Purchase Agreement between ALLTEL Information Services, Inc., Euronet USA, Inc. and EFT Network Services, LLC.

Exhibit 99.1: Escrow Agreement between ALLTEL Information Services, Inc., EFT Network Services, Inc. and J.P. Morgan & Trust Company.

Exhibit 99.2: Software License Agreement between ALLTEL Information Services, Inc. and Euronet USA, Inc.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Euronet Worldwide, Inc.

                                         By: /s/ Daniel R. Henry
                                             -------------------------
                                              Daniel R. Henry
                                              President
                                              Chief Operating Officer

Date: January 4, 2002


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